UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: February 11, 2011

ICO GLOBAL COMMUNICATIONS (HOLDINGS) LIMITED

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33008	98-0221142
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification #)

2300 Carillon Point Kirkland, Washington		98033
(Address of Principal Executive Offices)		(Zip Code)

(425) 278-7100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

ICO Global Communications (Holdings) Limited (the “Company”), together with various direct and indirect subsidiaries, including ICO Satellite Limited (collectively, “ICO”), has conducted an extensive review of potential opportunities to either deploy or divest the assets that comprise ICO’s medium earth orbit satellite system (the “MEO Assets”). The MEO Assets consist of one MEO satellite in orbit, ten partially constructed additional MEO satellites that remain in storage, related ground station equipment, and the right to use certain C-band radio frequencies globally and S-band frequencies outside of North America. The MEO Assets do not include the geosynchronous satellite and related S-band authorization that is owned and operated by the Company’s deconsolidated subsidiary, DBSD North America, Inc., which is currently being reorganized under Chapter 11 of the United States Bankruptcy Code.

Deployment or divestiture of the MEO Assets has been complicated by the fact that assistance is likely needed from the manufacturer of the satellites, Boeing Satellite Services, Inc. (“Boeing”), to complete the partially completed satellites that ICO has in storage and has been further challenged by the ongoing attempts by various regulatory agencies to terminate certain international spectrum rights previously allocated to one of ICO’s subsidiaries. Because of these challenges and the fact that a majority of the Company’s ongoing operating expenses, excluding legal fees, have been related to the operation and maintenance of the MEO Assets, the Company has concluded that it is in the Company’s best interests to divest the MEO Assets.

On February 11, 2011, ICO entered into an agreement (the “Agreement”) with Jay & Jayendra (Pty) Ltd, a South African corporation, together with certain of its affiliates (collectively, “J&J”), pursuant to which ICO granted to J&J an option to acquire substantially all of ICO’s MEO Assets (the “Option”). The Option expires on or before September 1, 2011 and can be terminated by either party prior to expiration under certain circumstances. If J&J exercises the Option, its acquisition and operation of the MEO Assets will be conditioned upon certain regulatory approvals and cooperation from various governmental agencies and third parties. Under the agreement, ICO will retain responsibility for coordinating S-band frequencies in North America both before and after exercise of the Option.

The Agreement provides that J&J will reimburse ICO for ongoing operating expenses that are directly related to the MEO Assets, provided that the Option has not been terminated prior to April 1, 2011. If J&J exercises the Option and purchases the MEO Assets, J&J will pay to the Company a nominal amount of cash and warrants to acquire a 5% equity interest in the entity that owns and operates the MEO Assets going forward. The Agreement has no impact on the judgment ICO secured against Boeing in 2008, which is currently on appeal.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICO GLOBAL COMMUNICATIONS (HOLDINGS) LIMITED
(Registrant)

	By:	/s/ Timothy M. Dozois
February 14, 2011		Timothy M. Dozois General Counsel and Acting Secretary